Exhibit 10.2

LIBERTY INTERACTIVE CORPORATION

2016 OMNIBUS INCENTIVE PLAN

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is entered into effective as of May 11, 2017 by and between LIBERTY INTERACTIVE CORPORATION, a Delaware corporation (the “Company”), and Gregory B. Maffei (the “Grantee”).

The Grantee is employed as of the Grant Date as the President and Chief Executive Officer of the Company pursuant to the terms of an employment agreement between the Company and the Grantee dated effective as of December 29, 2014 (the “Employment Agreement”).  The Company has adopted the Liberty Interactive Corporation 2016 Omnibus Incentive Plan (as may be amended prior to or after the Grant Date, the “Plan”), a copy of which as in effect on the Grant Date is attached hereto as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees and independent contractors of the Company and its Subsidiaries.  Capitalized terms used and not otherwise defined herein or in the Employment Agreement will have the meaning given thereto in the Plan.

The Company and the Grantee therefore agree as follows:

1.       Definitions.  All capitalized terms not defined in this Agreement that are defined in the Employment Agreement will have the meanings ascribed to them in the Employment Agreement.  The following terms, when used in this Agreement, have the following meanings:

“Base Price” means the QVCB Base Price and/or the LVNTB Base Price, as the context requires.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

“Cause” has the meaning specified in the Employment Agreement.

“Change in Control” has the meaning specified in the Employment Agreement.

“Close of Business” means, on any day, 5:00 p.m.,  Denver,  Colorado time.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Common Stock” means QVCB Stock and/or LVNTB Stock, as the context requires.

“Company” has the meaning specified in the preamble to this Agreement.

“Disability” has the meaning specified in the Employment Agreement.

“Employment Agreement” has the meaning specified in the recitals to this Agreement.

A-1

“Good Reason” has the meaning specified in the Employment Agreement.

“Grant Date” means May 11, 2017.

“Grantee” has the meaning specified in the preamble to this Agreement.

“LVNTB Base Price” means $52.39, the Fair Market Value of a share of LVNTB Stock on the Grant Date.

“LVNTB Options” has the meaning specified in Section 2 of this Agreement.

“LVNTB Stock” means the Company’s Series B Liberty Ventures Common Stock.

“Options” means the QVCB Options and/or the LVNTB Options, as the context requires.

“Option Shares” has the meaning specified in Section 4(a) of this Agreement.

“Plan” has the meaning specified in the recitals to this Agreement.

“QVCB Base Price” means $23.87, the Fair Market Value of a share of QVCB Stock on the Grant Date.

“QVCB Options” has the meaning specified in Section 2 of this Agreement.

“QVCB Stock” means the Company’s Series B QVC Group Common Stock.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.

“Separation” means the date as of which the Grantee is no longer employed by the Company or any of its Subsidiaries.

“Subsidiary” has the meaning set forth in the Plan.

“Term” has the meaning specified in Section 2 of this Agreement.

2.       Grant of Options.  Subject to the terms and conditions herein and in the Plan, the Company hereby awards to the Grantee as of the Grant Date, the following options, exercisable as set forth in Section 3 below and expiring at the Close of Business on May 11, 2024 (such period, the “Term”), subject to earlier termination as provided in Section 7 below:  (a) nonqualified stock options to purchase from the Company at the QVCB Base Price 153,806 shares of QVCB Stock (the “QVCB Options”), and (b) nonqualified stock options to purchase from the Company at the LVNTB Base Price 268,889 shares of LVNTB Stock (the “LVNTB Options”).  The Base Price of each Option and the number of Options granted hereunder are subject to adjustment pursuant to Section 11 below.  No fractional shares of QVCB Stock or LVNTB Stock will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional share of QVCB Stock or LVNTB Stock that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of QVCB Stock or LVNTB Stock, as applicable, as of the date on which such exercise is considered to occur pursuant to Section 4 below.

3.       Conditions of Exercise.  Unless otherwise determined by the Committee in its sole discretion (provided that such determination is not adverse to the Grantee), the Options will be exercisable only in accordance with the conditions stated in this Section 3.

(a)     The Options may be exercised only to the extent they have become vested and exercisable in accordance with the provisions of this Section 3.  Except as otherwise provided in this Agreement or the Employment Agreement, subject to the Grantee’s continued employment with the Company or any Subsidiary on such date, all of the QVCB Options and all of the LVNTB Options subject to this Agreement will become vested and exercisable on December 31, 2017.

(b)     To the extent the Options become vested and exercisable, any or all of such Options may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof as provided herein.

(c)     The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Options and that the exercise by the Grantee of Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

4.       Manner of Exercise.  Options will be considered exercised (as to the number and type of Options specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

(a)     Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may reasonably require and designating, among other things, the date of exercise and the number and type of shares of Common Stock (“Option Shares”) to be purchased by exercise of Options;

(b)     Payment of the Base Price for each Option Share to be purchased in any (or a combination) of the following forms, as determined by the Grantee:  (A) cash, (B) check, (C) whole shares of any class or series of the Company’s common stock, (D) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price (and, if applicable the Required Withholding Amount, as described in Section 5 below), or (E) the delivery of irrevocable instructions for the Company to withhold the number of shares of QVCB Stock or LVNTB Stock, as applicable (valued at the Fair Market Value of such Common Stock on the date of exercise) required to pay the Base Price (and, if applicable, the Required Withholding Amount, as described in Section 5 below) that would otherwise be delivered by the Company to the Grantee upon exercise of the Options (it being acknowledged that the method of exercise described in this clause (E) applies to the Options granted pursuant to this Agreement and will not apply to any options granted under the Plan to the Grantee after the Grant Date unless otherwise provided in the applicable award agreement); and

(c)      Any other documentation that the Committee may reasonably require.

5.       Mandatory Withholding for Taxes.  The Grantee acknowledges and agrees that the Company will deduct from the shares of QVCB Stock or LVNTB Stock otherwise payable or deliverable upon exercise of any Options that number of shares of QVCB Stock or LVNTB Stock, as applicable, having a Fair Market Value on the date of exercise that is equal to the amount of all federal, state and local taxes required to be withheld by the Company or any Subsidiary of the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made.  If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company.  In such case, the Company will notify the broker promptly of the Company's determination of the Required Withholding Amount.  Notwithstanding the foregoing or anything contained herein to the contrary, (i) the Grantee may, in his sole discretion, direct the Company to deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of the type of Common Stock acquired upon exercise of such Options having a Fair Market Value of such Common Stock on the date of exercise that is equal to the Required Withholding Amount and (ii) the Company will not withhold any shares of Common Stock to pay the Required Withholding Amount if the Grantee has remitted cash to the Company or a Subsidiary or designee thereof in an amount equal to the Required Withholding Amount by such time as the Company may require.

6.       Payment or Delivery by the Company.  As soon as practicable after receipt of all items referred to in Section 4 above, and subject to the withholding referred to in Section 5 above, the Company will (i) deliver or cause to be delivered to the Grantee certificates issued in the Grantee’s name for, or cause to be transferred to a brokerage account through Depository Trust Company for the benefit of the Grantee, the number and type of shares of Common Stock purchased by exercise of Options, and (ii) deliver any cash payment to which the Grantee is entitled in lieu of a fractional share of Common Stock as provided in Section 2 above.  Any delivery of shares of Common Stock will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the certificates have been received by the Grantee, or at the time the stock transfer agent completes the transfer of shares to a brokerage account through Depository Trust Company for the benefit of the Grantee, if applicable, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or, if delivery is by mail, upon receipt by the Grantee.

7.       Termination of Options.  The Options will terminate at the time specified below:

(a)     Any Options that are not exercisable as of the Close of Business on the date of the Grantee's Separation for any reason, including as a result of death, Disability, termination by the Company for Cause, termination by the Company without Cause or termination by the Grantee with or without Good Reason, will automatically terminate as of the Close of Business on the date of Separation.

(b)     If a Change in Control occurs after December 24, 2014 but prior to the Grantee's Separation, all Options that are exercisable at the time of (or become exercisable after) such Change in Control will terminate at the expiration of the Term.

(c)     If a Change in Control has not then occurred after December 24, 2014 and the Grantee's Separation occurs prior to the Close of Business on December 31, 2019 on account of a termination of the Grantee's employment for Cause, all Options that are vested and exercisable as of the Close of Business on the date of Separation will terminate at the Close of Business on the first Business Day following the expiration of the 90-day period that began on the date of the Grantee's Separation.

(d)     If (i) the Grantee's Separation does not occur prior to the Close of Business on December 31, 2019, or (ii) a Change in Control has not then occurred after December 24, 2014 and the Grantee's Separation occurs (A) on account of a termination of the Grantee's employment without Cause, (B) on account of a termination of the Grantee's employment by the Grantee with or without Good Reason, or (C) by reason of the death or Disability of the Grantee, all Options that are vested and exercisable as of the Close of Business on the date of Separation will terminate at the expiration of the Term.

In any event in which Options remain exercisable for a period of time following the date of the Grantee's Separation as provided above, the Options may be exercised during such period of time only to the extent the same were vested and exercisable as provided in Section 3 above on such date of Separation.  Notwithstanding any period of time referenced in this Section 7 or any other provision of this Agreement or any other agreement that may be construed to the contrary, the Options will in any event terminate not later than upon the expiration of the Term.

8.       Nontransferability.  Options are not transferable (either voluntarily or involuntarily), before or after Grantee’s death, except as follows: (a) during Grantee’s lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case.  Any person to whom Options are transferred in accordance with the provisions of the preceding sentence shall take such Options subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee.  Options are exercisable only by the Grantee (or, during the Grantee’s lifetime, by the Grantee’s court appointed legal representative) or a person to whom the Options have been transferred in accordance with this Section.

9.       Forfeiture for Misconduct and Repayment of Certain Amounts.  If (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement.  “Forfeitable Benefits” means (i) any and all cash and/or shares of Common Stock received by the Grantee (A) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (B) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of Common Stock, and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee.  By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock received upon exercise of any Options during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period.  “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

10.       No Stockholder Rights.  Prior to the exercise of Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock underlying the Options, as applicable, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation,  liquidation, or sale or other disposition of all or any part of its business or assets.

11.       Adjustments.  If the outstanding shares of QVCB Stock or LVNTB Stock, as applicable, are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of QVCB Stock or LVNTB Stock, as applicable, or other similar corporate event (including mergers or consolidations) affects shares of QVCB Stock or LVNTB Stock, as applicable, such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the applicable type of Options will be subject to adjustment (including, without limitation, as to the number of Options and the Base Price per share of such Options) in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 11 following the Grant Date.

12.       Restrictions Imposed by Law.  Without limiting the generality of Section 10.8 of the Plan, the Grantee will not exercise the Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of Common Stock if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of such Common Stock are listed or quoted.  The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Options or the resulting payment of cash or issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement.

13.       Notice.  Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood,  Colorado 80112

Attn:  Chief Legal Officer

Unless the Company elects to notify the Grantee via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.

14.       Amendment.  Notwithstanding any other provision hereof, this Agreement may be amended from time to time as approved by the Committee as contemplated in the Plan.  Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)       this Agreement may be amended from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)       subject to any required action by the Board or the stockholders of the Company, the Options granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Options.

15.       Grantee Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment at any time, with or without Cause, subject to the provisions of the Employment Agreement.

16.       Nonalienation of Benefits.  Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

17.       Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado.  Any dispute with respect to the enforcement or interpretation of this Agreement shall be subject to the arbitration provisions set forth in Section 9.12 of the Employment Agreement, whether or not the “Employment Period” under such agreement has ended.

18.       Construction.  References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan.  The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense.  All decisions of the Committee upon questions regarding this Agreement or the Plan will be conclusive.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control.  The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

19.       Rules by Committee.  The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

20.       Entire Agreement.  This Agreement, together with the applicable provisions of the Employment Agreement, is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof.  The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein or in the Employment Agreement has been made regarding the Award and that this Agreement, together with the Employment Agreement, contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award.  Subject to the restrictions set forth in Sections 8 and 16, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

21.       Grantee Acceptance.  The Grantee will signify his acceptance of the terms and conditions of this Agreement by signing below and returning a signed copy to the Company.

22.       Code Section 409A Compliance.  To the extent that the provisions of Section 409A of the Code or any U.S. Department of the Treasury regulations promulgated thereunder are applicable to any Option, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent.  The Grantee will cooperate with the

Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder and to limit the amount of any additional payments required by Section 9.7 of the Employment Agreement to be made to the Grantee.

Exhibit A
Liberty Interactive Corporation 2016 Omnibus Incentive Plan

(see attached)